Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2009, relating to the financial statements of MoneyGram International, Inc. and the effectiveness of MoneyGram International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 3, 2009